Exhibit (s)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Oaktree Strategic Credit Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry-Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common shares of beneficial interest, par value $0.01 per share	457(o)	$3,087,327,375(1)	—	$3,087,327,375(2)	0.00015310	$472,670(1)

Carry Forward Securities

Carry Forward Securities	Equity	Common shares of beneficial interest, par value $0.01 per share	415(a)(6)	$1,912,672,625(1)	—	$1,912,672,625(2)	—	—	N-2	333-261775	December 20, 2021	$177,305

	Total Offering Amounts					$5,000,000,000		$472,670

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$472,670

(1)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), respectively, the $5,000,000,000 aggregate offering price of securities covered by this registration statement (this “Registration Statement”) includes $1,912,672,625 aggregate offering price of the Registrant’s securities (the “Unsold Securities”) that were previously registered by the Registrant on the Registrant’s registration statement on Form N-2 under the Securities Act (File No. 333-261775) filed on December 20, 2021, (as amended, the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this Registration Statement. The Registrant may continue to offer and sell the securities covered by the Prior Registration Statement until the effective date of this Registration Statement. For reasons stated above, the net registration fee paid in connection with this Registration Statement is $472,670.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.